UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

ARUBA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave.

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 227-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2015, Aruba Networks, Inc. (“Aruba”) entered into lease agreements with Santa Clara Campus Property Owner I LLC (the “Landlord”) for office space located at 3315 and 3335 Scott Boulevard, Santa Clara, California (the “Leased Property”). The Leased Property will consist of two buildings, one of which will have approximately 156,889 rentable square feet and the other of which will have approximately 244,880 rentable square feet following completion of construction. The term of both leases is expected to commence on March 1, 2017 and remain in effect for 132 months, or 11 years. Aruba has an option to extend each lease for two successive terms, each consisting of five years.

During the lease term for the property located at 3315 Scott Boulevard, Aruba will pay the Landlord base rent ranging from $0 (for months 1-9) to approximately $124,433 per month (for months 121-132). During the lease term for the property located at 3335 Scott Boulevard, Aruba will pay the Landlord base rent ranging from $0 (for months 1-12) to approximately $725,732 per month (for months 121-132). In addition to base rent, Aruba will be responsible for certain costs and charges specified in the leases, including insurance costs, real property taxes, maintenance costs and utility expenses.

Copies of the leases are filed as exhibits to this report and are incorporated herein by reference. The description set forth above is qualified in its entirety by reference to the leases.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events

As previously announced, Aruba has entered into an Agreement and Plan of Merger, dated as of March 2, 2015, by and among Aruba, Hewlett-Packard Company and Aspen Acquisition Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Aruba (the “Merger”).

On April 13, 2015, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) relating to the Merger expired. The expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending Merger, which remains subject to other regulatory approvals and customary closing conditions. As previously announced, the Merger is expected to close in the second or third quarter of calendar year 2015.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Lease dated as of April 15, 2015, by and between Santa Clara Campus Property Owner I LLC, as landlord, and Aruba Networks, Inc., as tenant, for the premises located at 3315 Scott Boulevard, Santa Clara, California

10.2	Lease dated as of April 15, 2015, by and between Santa Clara Campus Property Owner I LLC, as landlord, and Aruba Networks, Inc., as tenant, for the premises located at 3335 Scott Boulevard, Santa Clara, California

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: April 17, 2015	By:	/s/ Ava Hahn
Name: Ava Hahn Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease dated as of April 15, 2015, by and between Santa Clara Campus Property Owner I LLC, as landlord, and Aruba Networks, Inc., as tenant, for the premises located at 3315 Scott Boulevard, Santa Clara, California

10.2	Lease dated as of April 15, 2015, by and between Santa Clara Campus Property Owner I LLC, as landlord, and Aruba Networks, Inc., as tenant, for the premises located at 3335 Scott Boulevard, Santa Clara, California